Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Phillips 66 Partners LP (the Partnership) on Form 10-Q for the quarterly period ended June 30, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

July 31, 2015

/s/ Greg C. Garland
Greg C. Garland
Chairman of the Board of Directors and Chief Executive Officer
Phillips 66 Partners GP LLC (the general partner of Phillips 66 Partners LP)

/s/ Greg G. Maxwell
Greg G. Maxwell
Director, Vice President and Chief Financial Officer
Phillips 66 Partners GP LLC (the general partner of Phillips 66 Partners LP)